UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|X|  Soliciting Material Pursuant to ss.240.14a-12

                                 EDO Corporation
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): X No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)Title of each class of securities to which transaction applies:
  (2)Aggregate number of securities to which transaction applies:
  (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4)Proposed maximum aggregate value of transaction:
  (5)Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)Amount Previously Paid:
  (2)Form, Schedule or Registration Statement No.:
  (3)Filing Party:
  (4)Date Filed:



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                                               Subject Company:  EDO Corporation
                                                     Commission File No.: 1-3985


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The following is an internal communication to all employees of EDO Corporation provided on November 19, 2007.


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19 November 2007


To:  All EDO Employees

From:  James M. Smith

Subject:  EDO-ITT Transaction

On November 5th, we filed the final proxy which provides all shareholders with specific information regarding the proposed merger of EDO into ITT. The proxy and proxy card were mailed to all EDO shareholders at the end of last week. A copy of the proxy, along with voting cards and/or voting instruction cards for ESOP participants, will be mailed to all employee shareholders by the end of this week. A copy of the proxy is also available online (at www.edocorp.com).

We have also announced that the Shareholders meeting will take place on December 18, 2007, at which time the final tally of the shareholder vote will be taken. If the merger is approved by the shareholders, then it is currently anticipated that the closing will occur shortly thereafter, but in any event no later than early January 2008.

It is very important that all of you vote your shares (whether they are shares within the ESOP or elsewhere) and EDO management is not only recommending that you vote in favor of the deal, we have signed pledge agreements committing in advance our own votes in favor of the transaction.

I know that there are still questions you have about this transaction. Some can't be answered because the answer is just not yet definitively known; but others we can try to address.

Will the transaction affect current staffing levels? This is a union of two companies with complementary technologies and unique strengths. ITT is interested in EDO because of our products, capabilities and people--they recognize that our employees are the key asset of this transaction. They're excited about having a deeper talent pool to provide solutions to our customers' biggest challenges. While there will undoubtedly be some positions at the corporate office that may be affected, we believe the transaction itself will not affect the broader organization directly; rather, the merger with a larger organization has the potential of providing more professional development opportunities near term, across the entire organization, than currently exist today.

Will any of EDO's facilities be impacted? ITT is paying a fair price [$56 a share, or $1.7 billion] for a high quality asset. They believe the EDO people and talent bring a lot to the table. Their stated strategy is to invest and grow the EDO business; they have stated that they view that this combination of capabilities is going to create new opportunities for EDO employees. They have many sites (facilities) around the United States; they are not located in one all-encompassing facility now. ITT has a track record of growth and development. EDO will be joining a great growth platform. One of the reasons EDO is attractive to ITT is the way our business compliments ITT's business. There is very little duplication in our products and services.

What will happen to our benefits? After the transaction closes, ITT has committed to maintain your compensation and benefits package at substantially the same levels you have today for at least the next 18 months. Certain compensation or benefits programs are likely to change over time to be consistent with ITT's practices, but I am confident that those changes will be carefully reviewed and similar in essence to industry standards.


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What does that mean? For example, it should be obvious that the company's match in the ESOP/Investment plan will no longer be able to be in EDO shares. Therefore, until such time as ITT decides how the existing EDO Plan will be treated in conjunction with similar ITT Plans, an equivalent cash match will be made. Or, as another example, you may right now receive medical plan coverage through a specific Health Care Plan provider. After review for 2009, ITT may determine that they can provide the same or equivalent coverage by combining your group coverage with one of their group plans, for combined savings and efficiencies for both the company and the employee premiums. All in all, due to the number of plans that we provide, it will take ITT some time to review and decide how each of these benefits will be treated, but you will see no immediate impact on your pay, your coverage or benefits. Nothing, except for the match in EDO shares, will change immediately on the closing date. In addition, with the possible exception of any new benefit based on length of employment (service) that ITT may offer you in the future, your current credited employment service will continue to count towards your benefit entitlements.

What will happen to the ESOP? For employees who are participants in the EDO Employee Investment and Stock Ownership Plan, shares currently held in your account will be converted to the merger consideration ($56 per share) at the time of the closing. The cash will remain in the Investment Plan Trust (and therefore there will be no immediate tax consequence to you) and be invested into your account on the same basis as your current contribution election. (If you do not make an active contribution to the plan, it will be deposited into the most appropriate Life Cycle Investment Account until such time as you reallocate in to another fund within the plan).

In addition, and importantly the as yet unallocated shares still held in the ESOP Trust will be distributed among the current active plan participants as of the date of the close on the basis of a formula that recognizes length of service and compensation. Additional information regarding this distribution will come by separate communication to Plan participants.

As I mentioned earlier, ESOP participants, will soon see a proxy and voting instruction card, which you will use to direct the trustee as to your desired vote on this transaction. You should be aware however, that, while The Trustee generally follows voting instructions, but due to fulfilling his fiduciary responsibilities role, the Trustee does have ultimate voting authority over all shares held in the trust.


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I hope this information helps to address some of your questions and concerns. If you have any further questions, please direct them to your General Manager or local Human Resources Director and they will forward them to us. We will try our best to address them.





This communication is being made in respect of the proposed merger involving EDO and ITT Corporation. In connection with the proposed merger, EDO filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC"), a copy of which was mailed to the shareholders of EDO. Before making any voting decision, EDO'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED BY EDO WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. EDO's shareholders may obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. EDO's shareholders may obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165, telephone: 212-716 2000, or from EDO's website, www.edocorp.com.

EDO and its directors and executive officers may be deemed to be participants in the solicitation of proxies from EDO's shareholders with respect to the proposed merger. Information regarding EDO's directors and executive officers and their ownership of EDO common stock is set forth in EDO's annual report on Form 10-K for the fiscal year ended December 31, 2006, which was filed on March 8, 2007, and EDO's proxy statement for EDO's 2007 Annual Meeting of Shareholders, which was filed on April 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant documents regarding the proposed merger.


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